UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2021

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane
Eagle, Idaho	83616
(Address of principal executive offices)	(Zip Code)

(208) 938-1047
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                   Entry into a Material Definitive Agreement.

Amendment to BofA Credit Facility

On August 11, 2021, Lamb Weston Holdings, Inc. (the “Company”) entered into Amendment No. 6 to Credit Agreement (“Amendment No. 6”), which amends the Company’s existing Credit Agreement, dated as of November 9, 2016 (as amended prior to the date hereof and as further amended by Amendment No. 6, the “BofA Credit Agreement”), among the Company, the guarantors party thereto, the financial institutions from time to time party thereto, as lenders, and Bank of America, N.A., as administrative agent, to, among other things, increase the commitments thereunder to $1 billion (the “Revolving Credit Facility”) and extend the maturity date thereof to August 11, 2026. The proceeds thereunder will be used to finance ongoing working capital needs, capital expenditures and other general business purposes.

Borrowings under the Revolving Credit Facility bear interest at LIBOR, the Base Rate, the Alternative Currency Daily Rate or the Alternative Currency Term Rate (each as defined in the BofA Credit Agreement) plus an applicable rate ranging from 1.125% to 1.75% for LIBOR-based loans, Alternative Currency Daily Rate-based loans and Alternative Currency Term Rate-based loans and 0.125% to 0.75% for Base Rate-based loans, depending upon the Company’s consolidated net leverage ratio.

Amendment to Northwest FCS Credit Facility

In connection with Amendment No. 6, the Company entered into the Third Amendment to Credit Agreement (the “Third Amendment”), which amends the Company’s existing Credit Agreement, dated as of June 28, 2019 (as amended and as further amended by the Third Amendment, the “Northwest FCS Credit Agreement”), among the Company, the guarantors party thereto, the lenders from time to time party thereto and Northwest Farm Credit Services, PCA, as administrative agent, to, among other things, decrease the pricing applicable to the Term A-2 Loans (as defined in the Northwest FCS Credit Agreement) and modify certain other provisions, including the affirmative and negative covenants thereunder to correspond with the BofA Credit Agreement.

General

Copies of Amendment No. 6 and the Third Amendment are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of such documents, do not purport to be complete, and are qualified in their entirety by the complete texts of such agreements.

Certain of the agents and lenders and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation.

Item 9.01                   Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amendment No. 6 to Credit Agreement, dated as of August 11, 2021, among the Company, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as Administrative Agent.
10.2	Third Amendment to Credit Agreement, dated as of August 11, 2021, by and among the Company, the guarantors party thereto, the lenders and voting participants party thereto, and Northwest Farm Credit Services, PCA, as Administrative Agent.
104	Cover Page Interactive Data File (cover page XBRL tags embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

	By:	/s/ Eryk J. Spytek
Name: Eryk J. Spytek
Title: Senior Vice President and General Counsel

Date: August 12, 2021